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                                                                    EXHIBIT 23.2



         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-45288, 333-86155 and 333-86159) pertaining to the LJL BioSystems, Inc. 1994 Equity Incentive Plan, the LJL BioSystems, Inc. 1997 Stock Plan, the LJL BioSystems, Inc. 1998 Directors' Stock Option Plan, the 1995 Stock Option Plan, the 1995 Non-Employee Directors' Stock Option Plan, the 1995 Employee Stock Purchase Plan, the 1994 Equity Incentive Plan, the 1997 Stock Plan and the 1998 Directors' Stock Option Plan of Molecular Devices Corporation of our report dated January 25, 2000, except as to Note 11, which is as of February 2, 2000, relating to the consolidated financial statements and schedule of LJL BioSystems, Inc. and its subsidiary at December 31, 1999 and for each of the two years in the period ended December 31, 1999, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Jose, California
March 27, 2001